As filed with the Securities and Exchange Commission on February 20, 1998
                                        Registration No. 33-65254




                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                       Post-Effective Amendment No. 1 to
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933

                         BUTLER NATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

     Delaware                                                41-0834293
(State or other jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                        Identification No.)

                              1546 E. Spruce Rd.
                              Olathe, KS  66061
           (Address of Principal Executive Offices and zip code)

                         BUTLER NATIONAL CORPORATION
                    1993 NONQUALIFIED STOCK OPTION PLAN
                         (Full Title of the Plan)

                              Clark D. Stewart
                                 President
                       Butler National Corporation
                            1546 E. Spruce Rd.
                            Olathe, KS  66061
                             (913) 780-9595
(Name, address, including zip code and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   [X]

This Form S-8 consists of 9 pages (including exhibits). The index to exhibits is set forth on page 7.

                        CALCULATION OF REGISTRATION FEE


                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities       Amount           Offering       Aggregate       Amount of
to be            to be            Price per      Offering        Registration
Registered       Registered       Share(1)       Price(1)        Fee


Common Stock,    500,000          $5.875         $2,937,500(1)   -2-
$.01 par value   shares


(1)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and 457(h) and based upon the average of the high and low bid prices of the Company's common stock as reported on the over-the-counter market on the pink sheets on June 25, 1993.
(2)Paid with initial filing.

                                 INTRODUCTION

     This Post Effective Amendment No. 1 to Registration Statement on Form S-8 is filed by Butler National Corporation (the "Corporation") relating to the the Butler National 1993 Non-Qualified Stock Option Plan. The Plan has been amended to extend the expiration date for the Plan to December 31, 2010.

                                   PART I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                   PART II

Item 3. Incorporation of Documents by Reference

               The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

(a)      The Registrant's Annual Report on Form 10-K for the year ended April
         30, 1997.
(b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

(c) The Registrant's Registration Statement on Form 10 (Registration No. 0-1678-1) filed with the Commission on August 30, 1965.

Item 4.  Description of Securities

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

               Under the Company's Restated Articles of Incorporation, Amended Bylaws and/or Delaware Corporation Act, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities act of 1933), to which they are made a party by reason of the fact that he or she is or was a director or officer of the Company. The Company does not carry any directors and officers insurance.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits

     Exhibit                                                         Page

     4(a)   Butler National Corporation 1993 Non-Qualified
            Stock Option Plan.....................................     *

     4(b) Amendment No. 1 to the 1993 Non-Qualified
            Stock Option Plan.....................................     9

     5(a)   Opinion and Consent of Lindquist & Vennum as
            to the legality of the securities being registered....     *

    23(a)   Consent of Lindquist & Vennum (included in Exhibit
            5(a))................................................      *

    23(b)   Consent of Arthur Andersen, LLP,
            Independent public accountants.......................      8

     * Incorporated by reference for the Corporation's Registration Statement of Form S-8 (File No. 33-65254) as filed with Commission on June 30, 1993.

Item 9.  Undertakings.
     The undersigned Registrant hereby undertakes:

     (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining the liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the unsuccessful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on this 13th day of February, 1998.


                                    BUTLER NATIONAL CORPORATION



                                    By:/S/Clark D. Stewart
                                    Clark D. Stewart
                                    President and Chief Executive Officer


The remainder of this page is intended to be blank.

                           POWER OF ATTORNEY

     The undersigned officers and directors of Butler National Corporation hereby constitute and appoint Clark D. Stewart and Edward J. Matukewicz or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                            Date

/S/Clark D. Stewart         President and Chief Executive    February 13, 1998
Clark D. Stewart            Officer and Director (Principal
                            Executive Officer)


/S/Edward J. Matukewicz     Treasurer and Chief Financial    February 13, 1998
Edward J. Matukewicz        Officer (Principal Financial
                            and Accounting Officer)


/S/R. Warren Wagoner        Director                         February 13, 1998
R. Warren Wagoner


/S/William A. Griffith      Director                         February 13, 1998
William A. Griffith


/S/William E. Logan         Director                         February 13, 1998
William E. Logan


/S/David B. Hayden          Director                         February 13, 1998
David B. Hayden

EXHIBIT INDEX


Exhibit
Number

     4(a)   Butler National Corporation 1993 Non-Qualified
            Stock Option Plan.......................................     *

     4(b)  Amendment No. 1 to the 1993 Non-Qualified
            Stock Option Plan.......................................     9

     5(a)   Opinion and Consent of Lindquist & Vennum as
            to the legality of the securities being registered.....      *

    23(a)   Consent of Lindquist & Vennum (included in Exhibit
            5(a)).................................................       *

    23(b)   Consent of Arthur Andersen, LLP,
            Independent public accountants........................       8

     * Incorporated by reference for the Corporation's Registration Statement of Form S-8 (File No. 33-65254) as filed with Commission on June 30, 1993.


The remainder of this page is intended to be blank.